SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2003

MEDIX RESOURCES, INC. (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-24768 (Commission File Number)	84-1123311 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 1830, New York, New York (Address of principal executive offices)	10170 (Zip Code)

Registrant's telephone number, including area code:	(212) 697-2509

Item 5. Other Events and Regulation FD Disclosure.

          On August 22, 2003, we announced that we had contracted to purchase certain technologies intended to permit narrow band multicasting video conferencing over Plain Old Telephone Service (POTS) lines and that, based on this acquisition, we had terminated our previously executed letter of intent to purchase Serca Technologies. A copy of the press release is filed at Exhibit 99.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

          (c) Exhibits

          99.1 Press Release dated August 22, 2003 announcing contract to purchase certain technologies intended to permit narrow band multicasting video conferencing over Plain Old Telephone Service (POTS) lines and termination of letter of intent to purchase Serca Technologies.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDIX RESOURCES, INC. By:/s/ Arthur Goldberg Arthur Goldberg Executive Vice President Chief Financial Officer

Dated: September 1, 2003

EXHIBIT INDEX

Exhibit	Description
Number
99.1

Press Release dated August 22, 2003 announcing contract to purchase certain technologies intended to permit narrow band multicasting video conferencing over Plain Old Telephone Service (POTS) lines and termination of letter of intent to purchase Serca Technologies.

Exhibit 99.1

FOR IMMEDIATE RELEASE August 22, 2003	Contacts:	Investors Andrew Brown 646/414-1151	Media Robin Schoen 215/504-2122

MEDIX RESOURCES ANNOUNCES TECHNOLOGY PURCHASE

Technology Purchase Accomplishes Same Objective of Acquisition,

and Terminates Letter of Intent to Purchase Serca Technologies

New York, NY -Medix Resources, Inc. [AMEX:MXR] today announced that it has contracted for the purchase of certain technologies intended to permit narrow band multicasting video conferencing over POTS lines. Based on this acquisition, Medix has terminated its previously executed letter of intent to purchase Serca Technologies. Medix, through its wholly owned HealthRamp subsidiary, provides Internet-based communication, data integration, and transaction processing technologies designed to provide access to safer and better healthcare at the point of care.

"We are enthusiastic about the potential development of multicasting video conferencing over plain old telephone service lines. This purchase provides us the opportunity to acquire this technology, which we believe could have many substantial applications. Our interest in Serca has always been on the potential for their technologies to enable a new form of video conferencing, with our focus being on applications in healthcare. In addition, Serca is pursuing the capability of moving data more broadly, through the use of multicasting, but that is less important to Medix at this time. A simpler transaction - a technology purchase - enables us to pursue the specific technology we desire, for less consideration, and without the normal complexities of company integration," stated Darryl Cohen, Medix CEO and President.

Medix, through its wholly owned HealthRamp subsidiary, provides Internet-based communication, data integration, and transaction processing designed to provide access to safer and better healthcare. Medix's products enable communication of high value-added healthcare information among physician offices, hospitals, health management organizations, and health insurance companies. Additional information about HealthRamp, and its products and services, can be found at www.HealthRamp.com.

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Information in this press release contains forward-looking statements. Actual results could differ materially from such statements as a result of risks and uncertainties that could adversely affect Medix in the future to a material degree. Such risks and uncertainties include, without limitation, the ability of Medix to raise capital to finance the development of its Internet services and related software, the effectiveness and the marketability of those services, the ability of the Company to protect its proprietary information, and the establishment of an efficient corporate operating structure as the Company grows. These and other risks and uncertainties are presented in detail in the Company's Form 10-K for 2002, which was filed with the Securities and Exchange Commission on March 27, 2003. This information is available from the SEC or the Company.